Filed Pursuant to Rule 433

Registration Nos. 333-208463 and 333-208463-01

$371.88mm World Financial Network Credit Card Master Note Trust transaction (WFNMT 16-B).

Joint Leads:	Wells Fargo (Str), Deutsche Bank, JP Morgan, SMBC
Co Managers:	BofA, Fifth Third, Mizuho, MUFG, RBC

CLASS	SIZE(mm)	WAL(yrs)	S/F/D	L.FINAL	BENCH	SPREAD	YLD%	CPN%	$PRICE

A	$350.000	1.90	AAA/AAA/AAA	6/15/22	EDSF	+43	1.452%	1.44%	$99.98564

Expected settle:	9/22/16
First Payment Date:	11/15/16
Expected Ratings:	S&P/Fitch/DBRS
Erisa Eligible:	Yes
Registration:	SEC registered
Min Denoms:	$1k x $1k (Class A and M)
Bill & Deliver:	Wells Fargo

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